UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2009

Date of Report (Date of Earliest Event Reported)

DIVERSIFIED FUTURES TRUST I

(Exact name of Registrant as Specified in its Charter)

Delaware	0-26004	13-3780260
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 2, 2009, pursuant to Section 13.1(h) of the Registrant’s Third Amended and Restated Declaration of Trust and Trust Agreement, the Board of Directors of Kenmar Preferred Investments Corp. (“Kenmar Preferred”), in its capacity as managing owner of Registrant, determined to dissolve Registrant effective as of the close of business on December 31, 2009. Investors in the Registrant will receive a pro rata distribution of their interest in KMP Futures Fund I LLC (formerly known as WCM Pool LLC). Registrant intends to file a Form 15 with the Securities and Exchange Commission (the “Commission”) on or about December 31, 2009 de-registering the units of the Registrant registered under Section 12(g) of the Securities Exchange Act of 1934. Attached hereto, and incorporated herein by reference, as Exhibit 99.5, is a letter delivered to all of Registrant’s investors dated November 2, 2009 informing them of the items set forth above.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.3	Letter to Investors dated November 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant in the capacity indicated on November 2, 2009.

DIVERSIFIED FUTURES TRUST I
(Registrant)

	By:	Kenmar Preferred Investments Corp.,
its Managing Owner

Date: November 2, 2009	By:	/S/ LAWRENCE S. BLOCK
	Name:	Lawrence S. Block
	Title:	Senior Vice President and General Counsel